Exhibit 99.1
NEWS RELEASE

Date: June 30, 2006	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham Phone: 949-851-1473 http://www.corvel.com
CorVel Announces Planned New Release of MedCheck Software
The “Activ” Release redefines MedCheck’s traditional review capabilities to include interactive relationships with healthcare providers.
IRVINE, California, June 30, 2006 — CorVel Corporation (NASDAQ: CRVL) announced the planned “Activ” release of its popular MedCheck medical review software. Activ will include features to facilitate the scheduling of patient visits to directed care network provider facilities as well as integrated and expanded utilization management and provider reimbursement capabilities. For the first time the scope of services included in the MedCheck software will be extended beyond the review of medical reimbursement.
During CorVel’s fiscal 2004 operations, MedCheck was expanded to include remote capture of documents. Smart processing technologies were subsequently incorporated to permit enhanced processing. These features were expanded over the last eighteen months, significantly improving results for customers. By employing smart routing of work to specialists, CorVel has been able to incorporate specialty forms of medical review in more episodes of care for employers, insurers and third party administrators. These changes have improved the processing of reimbursement to providers as well as the results for customers.
Regulatory changes in several states have increased the importance of utilization review. The Activ release will integrate such services within the MedCheck suite of services, improving their effectiveness. In addition, the Company is continuing its expansion of the use of directed care networks, where patients are assisted with the scheduling of care and in communications with healthcare providers. These services will soon be incorporated within MedCheck, as well as improvements to the processing of provider invoicing.
Throughout the last two years CorVel has been investing in its Network Solutions line of medical review services. A primary focus of such investments has been to increase the use of specialty forms of medical review in order to improve outcomes for customers.

These efforts have been increasingly successful and during the March and June quarters of calendar 2006 the Company has experienced improving results. Record savings for customers have also resulted in improved operating performance and cash flow for the Company. Preliminary results for the first two months of the June quarter reflect the positive trends begun in the two prior quarters. The Company believes it is experiencing the best results achieved in the last two years, and believes the Activ release later this summer will further bolster its efforts to provide “continuous improvement” benefits to its customers.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 1,500 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to release new software when planned, our ability to achieve anticipated results, the success of our software and services in improving outcomes and savings for our customers, and other factors described in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.